UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                SPECIALIZER INC.
             (Exact name of registrant as specified in its charter)

        Nevada                                                    90-0617781
(State of incorporation                                       (I.R.S. Employer
   or organization)                                          Identification No.)

548 Market St #15099 San Francisco, California                      94104
  (Address of principal executive officers)                       (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
333-176715

        Securities to be registered pursuant to Section 12(g) of the Act:

               Common stock with a par value of $0.0001 per share
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1/A (File No. 333-176715) as originally filed with the Securities and Exchange Commission on January 4, 2012 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

3.1 Articles of Incorporation (incorporated by reference from Specializer Inc. Registration Statement on Form S-1 filed on September 7, 2010, Registration No. 333-176715)

3.2 By-laws (incorporated by reference from Specializer Inc. Registration Statement on Form S-1 filed on September 7, 2010, Registration No. 333-176715)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

SPECIALIZER INC.


By: /s/ Simone Bar-Tal
   --------------------------------
   Simone Bar-Tal
   President and Director
   February 21, 2012

                                 EXHIBIT INDEX

3.1 Articles of Incorporation (incorporated by reference from Specializer Inc. Registration Statement on Form S-1 filed on September 7, 2010, Registration No. 333-176715)

3.2 By-laws (incorporated by reference from Specializer Inc. Registration Statement on Form S-1 filed on September 7, 2010, Registration No. 333-176715)